Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:	Media relations
Gregg Haddad	Amy Knapp
813-865-1284	813-290-6208
gregg.haddad@wellcare.com	amy.knapp@wellcare.com

WELLCARE FILES 2008 QUARTERLY REPORTS ON FORMS 10-Q

Tampa, Florida (March 2, 2009) — WellCare Health Plans, Inc. (NYSE: WCG) today filed with the U.S. Securities and Exchange Commission (“SEC”) its Quarterly Reports on Forms 10-Q for the applicable periods ended March 31, June 30, and September 30, 2008 (collectively, the “2008 10-Qs”).  In addition, the Company today filed with the SEC a Notification of Late Filing on Form 12b-25 with respect to its Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 10-K”).  The Company expects to file the 2008 10-K as soon as practicable.

WellCare’s financial results during 2008 were adversely affected by challenging economic and industry conditions.  Specifically, 2008 adjusted results were affected by Medicaid plan rate changes that were below medical cost trend, increased medical costs for the Company’s Medicare Prescription Drug Plans (“PDPs”), and reduced investment income.  The Company expects these trends to continue, resulting in 2009 adjusted earnings that are anticipated to be less than 2008’s results.

“Our operating environment remains difficult as we and others in our industry confront reimbursement challenges and lower investment returns,” said Heath Schiesser, WellCare’s president and chief executive officer.  “Nevertheless, we have invested, and will continue to invest, to ensure we meet the needs of our members, providers, and government clients.”

Historical and anticipated operating results described in this news release are adjusted to exclude certain revenue, medical benefits expense, and selling, general, and administrative (“SG&A”) expense that management believes are not indicative of longer-term business operations.  Management believes adjusted amounts are more useful measures for investors in certain cases than amounts determined under generally accepted accounting principles (“GAAP”).  Where applicable, adjusted results are reconciled to the most directly comparable results determined under GAAP.  In addition, please also refer to the schedules in this news release that provide supplemental information reconciling historical results determined under GAAP to historical adjusted results.

Anticipated Adjusted Results for the Year Ended December 31, 2008

Although the Company is unable currently to file its 2008 10-K, WellCare is able to provide certain preliminary adjusted 2008 operating results.  Membership grew to 2.5 million as of December 31, 2008, an increase of approximately 7% from December 31, 2007, largely as a result of growth in the Company’s Medicare Advantage plans and Medicaid plans.  Premium revenue is expected to increase approximately 22% year over year, largely as a result of this membership growth.

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WellCare anticipates that medical benefits expense will increase $1.3 billion as determined under GAAP and by $1.1 billion on an adjusted basis.  The Company’s adjusted medical benefits ratio for 2008 is expected to be approximately 83.9% compared with 81.2% in 2007.  Both the Company’s Medicaid and Medicare segments are expected to contribute to this increase.

SG&A expense is expected to increase by $167.0 million as determined under GAAP, compared with an anticipated adjusted increase of $136.0 million.  The adjusted administrative expense ratio for 2008 is expected to be approximately 12.7%, which is stable with 2007.

Investment and other income is expected to decrease by approximately $47.0 million as determined under GAAP and by approximately $38.0 million on an adjusted basis due to the decline in available investment yields and to a lesser extent in investable assets.

Adjusted net income is expected to be in the range of $126.0 to $132.0 million, compared with GAAP net income of $5.0 to $11.0 million.  For 2007, net income determined under GAAP was $216.2 million and adjusted net income was $216.0 million.

Business Environment and Financial Outlook

WellCare currently anticipates that its adjusted net income for the year ended December 31, 2009, will be materially less than 2008 adjusted net income.  A number of issues are expected to drive these results.  In particular, the Company’s medical benefits ratio is expected to increase year over year.  Medicaid segment premiums likely will not keep pace with anticipated medical expense increases due to state budget deficits, and the Medicare segment medical benefits ratio also is anticipated to increase.  Furthermore, the adjusted administrative expense ratio is expected to increase in 2009.  Investment and other income is anticipated to decrease in 2009.

In addition, as previously disclosed, in February 2009 WellCare was notified by the Centers for Medicare & Medicaid Services (“CMS”) that it was being sanctioned in the form of a suspension of marketing of, and enrollment into, all Medicare lines of business, effective March 7, 2009.  This suspension will remain in effect until CMS is satisfied that deficiencies have been corrected and are not likely to recur.  WellCare is working closely with CMS to address its concerns.  The Company anticipates that the suspension will have a material negative effect on 2009 financial results.

Other factors may impact the Company’s net income in 2009, including but not limited to those that are discussed in the 2008 10-Qs as well as in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 10-K”).

WellCare plans to continue to provide commentary on its financial and operating outlook, and is committed to appropriate disclosure and transparency.  However, due to uncertainty in the industry and the economic environment, as well as factors specific to WellCare, the Company currently does not expect to provide earnings guidance for 2009.

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Adjusted Results for the Nine Months Ended September 30, 2008

For the nine months ended September 30, 2008, WellCare earned adjusted net income of $104.8 million, compared with $139.4 million for the same period in 2007.  The decrease is attributable primarily to higher medical benefits expenses and reduced investment income, offset in part by growth in premium revenue.  Adjusted days in claims payable as of September 30, 2008, were 52 days, a decrease from 54 days as of both June 30, 2008, and December 31, 2007.  Please refer to the schedules in this news release that provide supplemental information reconciling historical results determined under GAAP to historical adjusted results.

Liquidity

As of December 31, 2008, WellCare unregulated subsidiaries had cash and cash equivalents of approximately $148.0 million and investments of approximately $5.0 million.  The unregulated cash balance does not reflect the previously disclosed $65.0 million dividend declared by one of the Company’s regulated subsidiaries and paid to an unregulated subsidiary on January 2, 2009.

WellCare currently expects that it has adequate liquidity to meet its near-term operating needs and obligations, including payment in full of the balance due on the Company’s credit facility that matures on May 13, 2009.  However, developments may occur that may impede the Company’s ability to meet these obligations and needs.  Please refer to the 2008 10-Qs and the 2007 10-K for detailed discussions of the Company’s liquidity position.

Status of Government Investigations and Related Litigation

As previously disclosed, certain federal and state enforcement agencies are investigating various matters involving the Company.  In October 2007, WellCare’s Board of Directors formed a Special Committee to, among other things, investigate independently and otherwise assess the facts and circumstances raised in any federal or state regulatory and enforcement inquiries and in any private party proceedings.  The Special Committee and the Company continue to cooperate fully with regulators and enforcement officials.  The pending government and Special Committee investigations and related class actions, derivative and shareholder lawsuits, and whistleblower allegations are described in detail in the 2008 10-Qs and the 2007 10-K.

As also previously disclosed, the Company is engaged in resolution discussions as to matters under review with the U.S. Attorney’s Office for the Middle District of Florida, the Civil Division of the U.S. Department of Justice, the Office of Inspector General of the U.S. Department of Health and Human Services, and the State of Florida.  To date, no resolution in principle has been reached, and the Company cannot provide any assurances regarding the potential outcomes of these matters.  Based on the status of the ongoing discussions, the Company recorded in 2007 a liability of $50.0 million.

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About WellCare Health Plans, Inc.

WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored healthcare programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, aged, blind and disabled and prescription drug plans.  The Company served more than 2.5 million members nationwide as of December 31, 2008.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements other than those that are purely historical in nature are considered to be forward-looking statements.  Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements.

Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from current expectations.

The Company’s actual results for the year ended December 31, 2008 and 2009 may differ materially from those indicated as a result of various important factors, including the expiration, cancellation or suspension of its state and federal contracts.  In addition, the Company’s results of operations and projections of future earnings depend, in large part, on accurately predicting and effectively managing health benefits and other operating expenses.

The Company’s forward-looking statements also include, but are not limited to, the Company’s belief that it has adequate liquidity to meet its near term obligations and operating needs.  Such belief is subject to numerous factors that may cause the Company’s actual results to differ from its current expectations.  For example, the Company’s ability to meet near term obligations may be negatively affected if regulators required capital contributions to the Company’s regulated subsidiaries greater than anticipated, premiums levels are lower than expected and Florida regulators require the termination and repayment of $50 million intercompany loan arrangements.  Further, if the Company is required to pay significant fines or penalties in the near term to resolve one or more of the federal or state investigations discussed in this news release or the Company does not prevail in one or more of the above-described civil actions, its ability to meet its near term obligations could be negatively impacted..

The Company’s forward-looking statements also include statements regarding the resolution discussions regarding the matters arising from the ongoing governmental investigations.  The ultimate resolution may differ materially from the Company’s current expectations, including the $50 million accrual that the Company recorded in its financial statements in 2007. These risks also include the possibility that other areas of the investigations may directly or indirectly lead to material adverse operating restrictions, material adverse disqualifications or material adverse impacts on its previously issued financial statements. If the investigations result in criminal or other sanctions against the Company for health care related violations or otherwise, the Company could be disqualified from doing business in one or more jurisdictions or participating in government programs under various statutes, regulations and contracts.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this news release.  For a discussion of a variety of risk factors that may affect the forward-looking statements in this news release, see “Item 1A — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 10-K”), as supplemented by the reports the Company filed since the 2007 10-K, including the 2008 10-Qs.

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WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Income to Adjusted Statements of Income

The Company reports operating results on a non-GAAP basis to exclude certain income and expenses that management believes are not indicative of future business trends and operations.  Management believes adjusted operating results are more useful measures for investors than operating results determined under GAAP.  Following is a reconciliation of the Company’s statements of income and related measures for the nine month periods ended September 30, 2008 and 2007 as determined under GAAP, to the adjusted statements of income and related measures for the same periods.

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$ 4,886,699			$ 4,886,699	$ 3,924,981			$ 3,924,981
Investment and other income	33,072			33,072	66,819	$ (8,881)	(c)	57,938
Total revenues	4,919,771			4,919,771	3,991,800	(8,881)		3,982,919

Expenses:
Medical benefits	4,218,254	$ (92,900)	(a)	4,125,354	3,136,999	101,400	(a)	3,238,399
Selling, general, and administrative	690,330	(85,367)	(b)	604,963	543,461	(50,000)	(d)	493,461
Depreciation and amortization	15,763			15,763	13,742			13,742
Interest	9,170			9,170	10,317			10,317
Total expenses	4,933,517	(178,267)		4,755,250	3,704,519	51,400		3,755,919

Income (loss) before income taxes	(13,746)	178,267		164,521	287,281	(60,281)		227,000
Income tax expense (benefit)	(8,002)	67,742		59,740	130,282	42,692		87,590
Net income (loss)	$ (5,744)	$ 110,525		$ 104,781	$ 156,999	$ (17,589)		$ 139,410

Diluted net income per share	$ (0.14)	$ 2.63		$ 2.49	$ 3.74	$ (0.42)		$ 3.32

Medical benefits ratio	86.3%	(1.9%)		84.4%	79.9%	2.6%		82.5%
Administrative expense ratio	14.0%	(1.7%)		12.3%	13.6%	(1.2%)		12.4%

Days in claims payable	49 days	3 days		52 days	51 days	4 days		55 days

(a)
Medical benefits payable favorable development:  Medical benefits expense for the nine months ended September 30, 2007, was affected favorably by approximately $101.4 million before income taxes as a result of the Company’s ability to review substantially complete claims information that became available between the date of the original actuarially determined estimate and the filing date of the 2007 10-K.  Had WellCare filed its 2007 10-K timely, and therefore been unable to review substantially complete claims information, medical benefits expense for the nine months ended September 30, 2008 would have been reduced by approximately $92.9 million.

(b)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with government and Special Committee investigations in the nine months ended September 30, 2008, amounted to approximately $85.4 million before income taxes.

(c)	Gain on settlement of dispute: In the third quarter of 2007, WellCare settled a legal dispute resulting in a gain of approximately $9.0 million before income taxes.

(d)
Liability for investigation-related matters:  Based on the status of the government and Special Committee investigations, the Company recorded a liability of $50.0 million before and after income taxes during the quarter ended September 30, 2007.

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